STOCK COMPENSATION AGREEMENT BETWEEN

                                   Chris Lewis
                                  P. O. Box 704
                         Agassiz, B. C. Canada, VOM 1AO

                                       AND

                           TopClick International Inc.
                 7676 Hazard Center Drive, Office 10 -5th Floor
                              San Diego, CA, 92108
                               Tel: (619) 298-8225

This contract confirms the agreement between TopClick International Inc. (TOPCLICK) and Chris Lewis concerning the provision of management consulting services to TOPCLICK. The terms are as follows:

Contract Definition
This contract is a `services contract' with the meaning of the term referring to consulting services being contracted as defined in Schedule "A" - Services. All parties agree and acknowledge that Chris Lewis is providing contracted services and nothing in this Agreement shall create an employer-employee relationship, principal-agent relationship nor a partnership.

Contract term
The term of this agreement shall be from March 1, 2000 to March 1, 2001. Notwithstanding the date of execution of this agreement, the term shall be deemed to have commenced on March 1, 2000 and shall continue to March 1, 2001, or until notice of termination has been given by either TOPCLICK or Chris Lewis.

Contract termination
Both Chris Lewis and TOPCLICK reserve the right to cancel this contract without further obligation or expense of any kind at any time without notice or warning for cause or non-compliance with this Agreement; or upon thirty (30) days written notice during the term of the Agreement for any reason.

Services
Chris Lewis will provide the following consulting services:
>    Act as the CEO for strategic planning for TopClick

>    Act as the CEO for the development of TopClick's business plan

> Act as the CEO in all personnel and contractor management areas for Topclick

>    Act as the CEO in the management of the www.topclick.com web site
                                             ----------------

> Act as the CEO in the definition of sponsorship/advertising elements and potential revenue opportunities for Topclick




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>    Act as the CEO in managing all public filings and contracts for the company

> Generally manage any other areas of the business that would normally be attributed to a CEO Compensation

TopClick shall pay to Chris Lewis a contract completion payment of $27,000 (USD) and TopClick shall have the option to pay for this in shares of TopClick International Inc. Such shares will be restricted in nature, but Topclick shall issue an S8 at the end of the contract period, which will make the shares tradable (within other SEC rules e.g. the `Affiliate' rules). Such shares to be priced at the market price at the calendar year end of December, and then again in January 2001 for the 2001 work.


Other Contracts
Chris Lewis shall inform Topclick of any other contracts that he intends to enter into with other parties, prior to agreeing such contracts. In the event that Topclick reasonably considers there to be a conflict of interest in such a contract, Topclick reserves the right to terminate this contract with Chris Lewis immediately if Chris Lewis commits to such new work.

Governing Laws and Interpretation
This Agreement shall be interpreted and governed according to the laws of Delaware. Should any provision of this Agreement be found to be invalid or unenforceable, the remainder shall continue to be valid and enforceable.

Section headings are not intended to affect the meaning nor the interpretation of the Agreement.

Agreement
This document shall form one entire and complete Agreement (the Agreement).

The Agreement may only be amended in writing signed by both parties or their fully authorized representatives.


Agreed and signed,

/s/Chris Lewis
---------------------------------
Chris Lewis

/s/Chris Lewis
---------------------------------
Chris Lewis for
TopClick International Inc.